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                               STOCK PURCHASE AGREEMENT

    THIS AGREEMENT, is made and entered into this 1st day of December, 1992, by and between Yale T. Dolginow, a Minnesota resident (the "Purchaser"), and LSG Corporation, a Minnesota corporation (the "Seller").

    WHEREAS, the business of Paper Warehouse, Inc., (the "Corporation") is the retail sale of paper, party and office supply products; and

    WHEREAS, 58,629 shares of Common Stock are issued and outstanding, of which 17,589 shares are owned by the Seller; and

    WHEREAS, Seller desires to sell, transfer and assign to Purchaser, and Purchaser desires to purchase from Seller, all of Seller's Common Stock in the corporation for the consideration and upon the terms and conditions set forth in this Agreement.

    NOW, THEREFORE, in consideration of the premises and the mutual covenants, conditions, representations and warranties set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. PURCHASE AND SALE. Upon and subject to the terms, covenants, conditions, representations, and warranties herein stated, Seller agrees to sell, transfer, and assign to Purchaser on the Closing Date (as hereinafter defined) free and clear of all liens, proxies, pledges, claims and encumbrances of any kind, nature or description, and Purchaser agrees to purchase from Seller, 17,589 shares of the Common Stock of the Corporation (the "Shares") for the consideration set forth in paragraph 2 below. The transfer of the Shares shall be accomplished by delivery of a certificate or certificates evidencing such Shares, together with duly executed stock assignments. At any time, and from time to time, upon request by Purchaser, Seller agrees to duly execute, acknowledge and deliver all such further documents (and take such other action consistent with this Agreement), as shall be necessary to effectuate the transfer of Seller's Shares.

    2. PURCHASE PRICE. The purchase price to be paid to Seller in consideration for the sale of the Shares shall be Two Hundred Eighty-Thousand Three Hundred Nine and No/100 Dollars ($280,309.00) (the "Purchase Price"). The Purchase Price shall be paid as follows: (a) One Hundred Seventy-Five Thousand and No/100 Dollars ($175,000.00) in cash or by certified check payable to the order of Seller at the Closing, and (b) by delivery, at the Closing, of an unsecured promissory note, in the form attached hereto as Exhibit A, in the amount of One Hundred Five Thousand Three Hundred Nine and No/100 Dollars ($105,309.00).

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    3.   RESIGNATION AS DIRECTORS AND OFFICERS. As of the Closing Date,
Stanford Weiner, Lawrence Weiner and Gary Stone shall resign as directors of the Corporation.

    4. REPRESENTATIONS AND WARRANTIES OF THE SELLER. As an inducement to Purchaser to enter into and consummate this Agreement, Seller makes the following representations and warranties:

         a. SELLER'S ENTIRE INTEREST. The Shares being sold and purchased under this Agreement constitute the Seller's entire equity interest in the Corporation.

         b. STOCK ENCUMBRANCES. Seller has, as of the Closing Date, good and marketable title to the Shares, free and clear of all liens, proxies, pledges, claims and encumbrances. Seller has the full legal right, power and authority to transfer and assign such Shares to the Purchaser as contemplated by this Agreement.

         c. DUE AUTHORIZATION. This Agreement has been duly and validly executed by the Seller and constitutes the valid and legal binding obligation of the Seller, and enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, moratorium, or other similar laws or presently or hereafter affect effecting the enforcement of creditors' rights generally.

         d. NO COMMITMENTS. The Seller is not a party to any contract, commitment, or agreement, and neither of the Seller nor any of its properties or assets are subject to or bound or affected by any order, judgment, decree, law, statute, ordinance, rule, regulation or other restriction of any kind or character, which would prevent the Seller from entering into this Agreement or from consummating the transactions contemplated hereby.

    5. INDEMNIFICATION BY SELLER. Seller shall indemnify and hold harmless the Purchaser from and after the date of this Agreement for any and all liability, damage, claim, penalty, cost or other expense resulting from any violation of any representation, warranty, covenant or agreement made by the Seller and contained in this Agreement.

    6. WAIVER AND TERMINATION OF SHAREHOLDERS' AGREEMENT. The Purchaser and Seller hereby waive any and all rights to purchase and sell the capital stock of the Corporation, including, but not limited, to those provided in the Shareholders' Agreement, dated June 23, 1986, and the Purchaser and Seller hereby agree that such Agreement shall be hereafter null and void.

    7. FINANCIAL INFORMATION. Seller acknowledges that it has received or had access to, all financial information of the

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Corporation which the Seller would deem necessary in order to freely enter into this Agreement.

    8.   MISCELLANEOUS.

         a. BINDING EFFECT. Subject to the terms and conditions hereof, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators successors and assigns.

         b. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Minnesota.

         c. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made herein shall be true and complete in every respect on and as of the Closing Date. All representations warranties covenants and agreements of the parties contained in this Agreement or in any instrument, certificate or other writing provided for herein, shall survive the Closing Date.

         d. COMPLETE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and shall not be altered or terminated except by a written instrument signed by the party against whom enforcement is sought.

         e. EXPENSES. Each of the parties hereto shall pay their own expenses and costs, including legal fees, in connection with this Agreement and the transactions contemplated herein. Seller shall not be reimbursed by the Corporation for his expenses. The parties acknowledge and agree that no broker or finder has been retained in connection with the sale of the Shares, and no commission or finder's fees are due thereby.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first written above.

                             LSG CORPORATION


                              By      /s/ Gary Stom
                                  --------------------------------------------
                               Its        President
                                   -------------------------------------------
                                            "Seller"


                                           /s/ Yale T. Dolginow
                              ------------------------------------------------
                                            Yale T Dolginow
                                              "Purchaser"


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